Exhibit 99.1

ADESTO TECHNOLOGIES CORPORATION PRICES PUBLIC OFFERING OF COMMON STOCK

SANTA CLARA, California, July 10, 2018 — Adesto Technologies (NASDAQ: IOTS), a leading provider of innovative application-specific semiconductors for the IoT era, today announced the pricing of an underwritten public offering of 6,700,000 shares of its common stock at a public offering price of $6.00 per share.  In addition, Adesto has granted the underwriters of the offering a 30-day option to purchase up to an additional 1,005,000 shares of common stock at the public offering price, less underwriting discounts and commissions.  Adesto expects to receive net proceeds from the offering of approximately $37.3 million, after deducting the underwriting discounts and commissions and offering expenses and assuming no exercise of the underwriters’ option to purchase additional shares.  The offering is expected to close on July 13, 2018, subject to satisfaction of customary closing conditions.

Cowen, Needham & Company, Canaccord Genuity and Roth Capital Partners are acting as joint book running managers for the offering. The Benchmark Company is acting as co-manager for the offering.

Adesto intends to use the net proceeds of the offering in part to finance its recently announced acquisition of Echelon Corporation. This offering is not contingent upon the consummation of the acquisition of Echelon Corporation. In the event that Adesto does not consummate the acquisition, Adesto intends to use the net proceeds from the offering for general corporate purposes, which may include other future acquisitions or investments in businesses, products or technologies that are complementary to Adesto.

A shelf registration statement relating to the shares of common stock offered in the public offering described above was filed with the Securities and Exchange Commission (“SEC”) on May 9, 2018 and declared effective by the SEC on June 27, 2018.  The common stock may be offered only by means of a prospectus, including a prospectus supplement, that forms a part of the effective registration statement.  A preliminary prospectus supplement and accompanying base prospectus relating to the offering has been filed with the SEC and is available on the SEC’s website at http://www.sec.gov. A copy of the final prospectus relating to the offering, when available, may be obtained from Cowen and Company, LLC, c/o Broadridge Financial Services, 1155 Long Island Avenue, Edgewood, NY 11717, Attention: Prospectus Department or by telephone at (631) 274-2806, Needham & Company, LLC, 250 Park Avenue, New York, NY 10177, Attention: Prospectus Department, by telephone at (800) 903-3268 or by email at prospectus@needhamco.com, Canaccord Genuity LLC, Attention: Equity Syndicate Department, 99 High Street, 12th Floor, Boston, Massachusetts 02110, by telephone at (617) 371-3900, or by email at prospectus@canaccordgenuity.com or Roth Capital Partners, LLC, 888 San Clemente Drive, Newport Beach, CA 92660, Attention: Prospectus Department, by telephone at (800) 678-9147 or by email at rothecm@roth.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any offer, solicitation or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods.  Any statements contained herein which do not describe historical facts, including but not limited to statements regarding the expected net proceeds from the offering, the timing of completion of the offering, expected use of proceeds and the time frame in which the acquisition will occur are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward- looking statements. Such risks and uncertainties include, among others, the risks identified in Adesto’s filings with the SEC, including those discussed in the section captioned “Risk Factors” contained in an exhibit to Adesto’s Current Report on Form 8-K filed with the SEC on July 9, 2018, the preliminary prospectus supplement related to the proposed public offering and subsequent filings with the SEC. Any of these risks and uncertainties could materially and adversely affect Adesto’s results of operations, which would, in turn, have a significant and adverse impact on Adesto’s stock price. Adesto cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. Adesto undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made or to reflect the occurrence of unanticipated events.

Adesto Technologies Media Contact:
Jen Bernier-Santarini
+1 650-336-4222
press@adestotech.com

Adesto Technologies Investor Relations:
Leanne K. Sievers Shelton Group
949-224-3874
sheltonir@sheltongroup.com